Exhibit 10.7

                                  BILL OF SALE

            This Bill of Sale dated as of March 30, 2007 (the "Bill of Sale") is entered into by Elite Automotive Group, LLC (the "Seller"), in favor of All Night Auto of Oklahoma, Inc. (the "Purchaser").

            Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (as defined below).

            The Seller, the Purchaser, and others have entered into an Asset Purchase Agreement dated as of March 30, 2007 (the "Purchase Agreement"), pursuant to which the Seller has agreed to sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser has agreed to purchase and accept from the Seller, the Purchased Assets upon the terms and conditions set forth therein.

            In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

            1. Pursuant to the terms and conditions of the Purchase Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser, free and clear of all Liens, all of the Seller's right, title and interest in and to the Purchased Assets.

            2. The Seller agrees to execute and deliver all such other instruments of conveyance, and do all as shall, in the reasonable opinion of the Purchaser, be necessary to transfer to the Purchaser, the Purchased Assets in accordance with the terms of the Purchase Agreement.

            3. This Bill of Sale is subject to the terms and conditions of the Purchase Agreement. The representations, warranties, covenants, agreements and obligations of the Seller contained in the Purchase Agreement are incorporated herein by reference and constitute an integral part of this Bill of Sale and shall survive the execution and delivery hereof to the extent provided therein.

            4. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Michigan, applicable to contracts executed in and to be performed entirely within that state.

            5. This Bill of Sale and the terms and provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the Seller and the Purchaser.

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Bill of Sale - Elite Automotive Group, LLC to ANA Oklahoma, Inc.     Page 1 of 2

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            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this
Bill of Sale to be executed the day and year first written above.

            SELLER:

            ELITE AUTOMOTIVE GROUP, LLC

            By: _________________________________

                Stephen J. Stearman, Sole Manager

            PURCHASER:

            ALL NIGHT AUTO OF OKLAHOMA, INC.

            By: _________________________________

                Nicholas A. Cocco, President